Exhibit 10.25
FIRSTGOLD CORP.

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement ("Agreement") by and between Firstgold Corp. ("Lessee"), a Delaware corporation whose address is 3108 Gabbert Drive, Suite 210, Cameron Park, California 95682 and A. Scott Dockter ("Lessor"), whose address is 300 w. Second Street, Carson City, Nevada 89703 (collectively the "Parties"), is effective December 1, 2006, and shall terminate on December 31, 2015 unless terminated sooner by either party pursuant to Article 9 below.

WHEREAS, Lessor is legal owner of an aircraft ("Aircraft"), equipped with engines and components as described in the Aircraft Subject to the Time Sharing Agreement attached hereto and made a part hereof, as Exhibit A; and

WHEREAS, Lessor and Lessee desire to lease said Aircraft on a non-exclusive time sharing basis as defined in Section 91.501 (c) (1) of the Federal Aviation Regulations ("FAR");

WHEREAS, this Agreement sets forth the understanding of the Parties as to the terms under which Lessor will provide Lessee with the use, on a periodic basis, of the Aircraft as described in Exhibit A hereto, currently owned by Lessor.

WHEREAS, the use of the Aircraft will at all times be pursuant to and in full compliance with the requirements of FAR 91.501(b)(6), 91.501(c)(1), and 91.501(d);

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

Use of Aircraft.

Lessee may use the Aircraft from time to time, with the permission and approval of Lessor, for any and all purposes allowed by FAR 91.501(b)(6). Lessee's use shall include the use of the Aircraft by any officer or employee of the Lessee who has been authorized by Lessee to use the Aircraft on an as needed basis (“Authorized Users”).

Lessee represents, warrants and covenants to Lessor that:

Lessee will use such Aircraft for and on Lessee’s own account only and will not use the Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire;

Lessee shall refrain from incurring any mechanics or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and Lessee shall not attempt to convey, mortgage, assign, lease or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien;

During the term of this Agreement, Lessee will abide by and conform to all such laws, governmental, and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing Lessee;

Lessee shall only permit operation of the Aircraft by a fully qualified pilot.

Lessee shall provide Lessor with notice of its desire to use the Aircraft and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least forty-eight (48) hours in advance of Lessee's planned departure. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the Parties. In addition to the proposed schedules and flight times Lessee shall provide at least the following information for each completed flight promptly upon the completion of each flight:

departure point;

destination;

date and time of flight;

the number and identity of passengers and relationship to the Lessee;

the nature and extent of luggage and/or cargo carried;

the date and time of return flight, if any; and

any other information concerning the flight that may be pertinent or required by Lessor.

Lessor shall notify Lessee as to whether or not the requested use of the Aircraft can be accommodated and, if not, the Parties shall discuss alternatives.

Lessee's planned utilization of the Aircraft will take precedence over Lessor's use. Additionally, any maintenance and inspection of the Aircraft takes precedence over scheduling of the Aircraft unless such maintenance or inspection can be safely deferred in accordance with applicable laws and regulations and within the sound discretion of the Pilot-In-Command.

Lessor shall have sole and exclusive authority over the scheduling of the Aircraft.

Lessor shall not be liable to Lessee or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft pursuant to this Agreement for any reason.

Time Sharing Arrangement.

It is intended that this Agreement will meet the requirements of a "Time Sharing Agreement" as that term is defined in FAR Part 91.501(c)(1) whereby Lessor will lease its Aircraft to Lessee.

Cost of Use of Aircraft.

In exchange for use of the Aircraft, Lessee shall pay a flat rental rate of $200.00 per hour of flight time utilized by Lessee.

In addition to the rental rate, Lessee shall pay the direct operating costs of the Aircraft permitted pursuant to FAR 91.501 for any flight conducted under this Agreement or a lesser amount as mutually agreed to by the Parties. Pursuant to FAR 91.501(d), those direct operating costs shall be limited to the following expenses for each use of the Aircraft:

Cost of Fuel, Oil, Lubricants and Other Additives;

Travel expenses of the pilot (if other than an employee of Lessee), including food, lodging, and ground transportation.

Hangar and tie-down costs away from the Aircraft's base of operation.

Insurance obtained for a specific flight.

Landing fees, airport taxes, and similar assessments.

Customs, foreign permit, and similar fees directly related to the flight.

Flight planning and weather contract services.

Lessor will invoice, and Lessee will pay, for all appropriate charges.

In addition to the rental rate referenced in Section 3(a) above, Lessee shall also be assessed the Federal Excise Taxes as imposed under Section 4261 of the Internal Revenue Code, and any segment and landing fees associated with such flight(s).

Invoicing and Payment.

All payments to be made to Lessor by Lessee hereunder shall be paid in the manner set forth in this Paragraph 4. Lessor will pay to suppliers, employees, contractors and government entities all expenses related to the operations of the Aircraft hereunder in the ordinary course. As to each flight operated hereunder, Lessor shall provide to Lessee an invoice for the flight time used and the charges specified in Paragraph 3(b) of this Agreement (plus domestic or international air transportation Excise Taxes, as applicable, imposed by the Internal Revenue Code and collected by Lessor), such invoice to be issued within thirty (30) days after the completion of each such flight. Lessee, at its option, may prepay for the expected use of the Aircraft but in any case, Lessee shall pay Lessor the full amount of such invoice upon receipt of the invoice. In the event Lessor has not received a supplier invoice for reimbursable charges relating to such flight prior to such invoicing, Lessor shall issue a supplemental invoice for such charges to Lessee within thirty (30) days of the date of receipt of the supplier invoice and Lessee shall pay such supplemental invoice amount upon receipt thereof. All such invoices shall separately itemize the expenses in items (i) through (vii) of paragraph 3(b) for each flight included in that invoice. Delinquent payments, defined as payments received more than thirty (30) days after invoice, to Lessor by Lessee hereunder shall bear interest at the rate of ten percent (10%) per annum from the due date until the date of payment. Lessee shall further pay all costs incurred by Lessor in collecting any amounts due from Lessee pursuant to the provisions of this Paragraph 4 after delinquency, including court costs and reasonable attorneys' fees.

Insurance and Limitation of Liability.

Lessor represents that the flight operations for the Aircraft as contemplated in this Agreement will be covered by the Lessor's aircraft all-risk physical damage insurance (hull Coverage), aircraft bodily injury and property damage liability insurance, passenger, pilot and crew voluntary settlement insurance and statutory workers compensation and employer's liability insurance.

Insurance.

Lessor will maintain or cause to be maintained in full force and effect throughout the term of this Agreement aircraft liability insurance in respect of the Aircraft in an amount at least equal to $______ million combined single limit for bodily injury to or death of persons (including passengers) and property damage liability. Lessor will retain all rights and benefits with respect to the proceeds payable under policies of hull insurance maintained by Lessor that may be payable as a result of any incident or occurrence while an Aircraft is being operated on behalf of Lessee under this Agreement.

Lessor shall use his best efforts to procure such additional insurance coverage as Lessee may request naming Lessee as an additional insured; provided, that the cost of such additional insurance shall be borne by Lessee pursuant to Paragraph 3(b)(iv) above.

Limitation of Liability. Lessee agrees that the insurance specified in paragraph 5(a) shall provide its sole recourse for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys' fees and expenses for or on account of or arising out of, or in any way connected with the use of the Aircraft by Lessee or its guests, including injury to or death of any persons, including Lessee’s employees and its guests which may result from or arise out of the use or operation of the Aircraft during the term of this Agreement ("Claims"). This Section 5 shall survive termination of this Agreement.

Lessee agrees that when, in the reasonable view of the Pilot-In-Command of the Aircraft, safety may be compromised, Lessor or the pilot may terminate a flight, refuse to commence a flight, or take other action necessitated by such safety considerations without liability for loss, injury, damage, or delay. Lessee agrees that Lessee's operation of the Aircraft will be within the operation guidelines of any pilot operating the Aircraft on behalf of the Lessee who will be responsible to operate within the guidelines of FAR 91 and the pilot’s private pilot certification.

In no event shall Lessor be liable to Lessee or its employees, agents, representatives, guests, or invitees for any claims or liabilities, including property damage or injury and death, and expenses, including attorney's fees, in excess of the amount paid by Lessor's insurance carrier in the event of such loss.

LESSOR SHALL IN NO EVENT BE LIABLE TO LESSEE OR ITS EMPLOYEES, AGENTS, REPRESENTATIVES, GUESTS, OR INVITEES FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES OR FOR ANY REASON INCLUDING ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT OR CAUSED OR OCCASIONED BY THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES COVERED BY THIS AGREEMENT.

Covenants Regarding Aircraft Maintenance.

The Aircraft has been inspected and maintained in the twelve-month period preceding the date hereof in accordance with the provisions of FAR Part 91. Lessor shall, at its own expense, inspect, maintain, service, repair, overhaul, and test the Aircraft in accordance with FAR Part 91. The Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification, including all FAA-issued airworthiness directives and mandatory service bulletins. In the event that any non-standard maintenance is required during any applicable lease term, Lessor shall immediately notify Lessee of the maintenance required, the effect on the ability to comply with Lessee's use requirements and the manner in which the Parties will proceed with the performance of such maintenance and conduct of the balance of the planned flight(s).

No Warranty.

NEITHER LESSOR (NOR HIS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE.

Operational Control.

Lessee shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights performed on behalf of the Lessee. However, Lessor shall retain ultimate authority and control and possession of the Aircraft at all times during the term of this Agreement. In accordance with applicable FARs, the qualified pilot provided by Lessee will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The Pilot-In-Command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made and all other matters relating to operation of the Aircraft.

Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which, in sole judgment of the Pilot-In-Command, could compromise the safety of the flight and to take any other action which, in the sole judgment of the Pilot-In-Command, is necessitated by considerations of safety. No such action of the Pilot-In-Command shall create or support any liability to Lessee or any other person for loss, injury, damages or delay. The Parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft pursuant to this Agreement which failure is caused by government regulation or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other circumstances beyond Lessor's reasonable control. Lessee represents that Lessee's operation of the Aircraft is within the operational guidelines of the Lessor's Flight Requirements and the Lessee’s pilots are responsible to operate within the guidelines of FAR 91 and the pilot’s flight certifications.

Termination.

Either party may terminate this Agreement for any reason upon written notice to the other, such termination to become effective ten (10) days from the date of the notice; provided that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws, regulations, the requirements of any financial institution with a security or other interest in the Aircraft, insurance requirements or in the event the insurance required hereunder is not in full force and effect.

Upon a termination of this Agreement pursuant to Paragraph 9(a) above, Lessee shall pay any and all amounts due to Lessor within ten (10) days of Lessor’s presentment of a final invoice to Lessee. If Lessee has prepaid for use of the Aircraft, Lessor shall refund any remaining credit balance to Lessee within twenty (20) days of the termination date of this Agreement.

Governing Law.

The Parties hereto acknowledge that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of California.

Counterparts.

This Agreement may be executed in one or more counterparts each of which will be deemed an original, all of which together shall constitute one and the same agreement.

Entire Agreement.

This Time Sharing Agreement constitutes the entire understanding among the Parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements other than as expressly set forth herein.

Notices and Communications.

All notices, requests, demands and other communications required or desired to be given hereunder shall be in writing (except as permitted pursuant to Paragraph 1(c)) and shall be deemed to be given: (i) if personally delivered, upon such delivery; (ii) if mailed by certified mail, return receipt requested, postage pre-paid, addressed as follows (to the extent applicable for mailing), upon the earlier to occur of actual receipt, refusal to accept receipt or three (3) days after such mailing; (iii) if sent by regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, addressed (to the extent applicable for overnight delivery) as follows, upon the earlier to occur of actual receipt or the next "Business Day" (as hereafter defined) after being sent by such delivery; or (iv) upon actual receipt when sent by fax, mailgram, telegram or email:

If to LESSOR:

A. Scott Dockter
c/o ASD Aviation, Inc.
300 W. Second Street
Carson City, NV 89703

If to LESSEE:

Firstgold Corp.
3108 Gabbert Drive, Suite 210
Cameron Park, CA 95682
Attn: Corporate Secretary

Notices given by other means shall be deemed to be given only upon actual receipt. Addresses may be changed by written notice given as provided herein and signed by the party giving the notice.

Further Acts.

Lessor and Lessee shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary to: (i) carry out the intent and purpose of this Agreement; and (ii) establish, maintain and protect the respective rights and remedies of the other party.

Successors and Assigns.

Neither this Agreement nor any party's interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, representatives and successors.

Severability.

In the event that any one or more of the provisions of the Agreement shall for any reason be held to be invalid, illegal, or unenforceable, those provisions shall be replaced by provisions acceptable to both Parties to this Agreement.

Flight Crew.

Lessee shall employ, pay for and provide a qualified pilot for all flight operations under this Agreement performed on behalf of Lessee.

Base of Operations.

For purposes of this Agreement, the base of operation of the Aircraft is Cameron Park Airport, Cameron Park, California; provided that such base may be changed permanently upon notice from Lessor to Lessee.

Taxes.

The Parties acknowledge that reimbursement of all items specified in Paragraph 3 are subject to the Federal Excise Tax imposed under Internal Revenue Code 4261 (the "Commercial Transportation Tax"). Lessee shall pay to Lessor (for payment to the appropriate governmental agency) any Commercial Transportation Tax applicable to flights of the Aircraft conducted hereunder. Lessor shall indemnify Lessee for any claims related to the Commercial Transportation Tax to the extent that Lessee has paid Lessor the amounts necessary to pay such taxes.

Title.

Legal title to the Aircraft shall remain in the Lessor at all times.

Truth-in-Leasing.

The Lessor shall mail a copy of this Agreement for and on behalf of both Parties to: Flight Standards Technical Division, P.O. Box 25724, Oklahoma City, Oklahoma 73125, within twenty-four (24) hours of its execution, as provided by FAR 91.23(c)(1). Additionally, Lessor agrees to comply with the notification requirements of FAR Section 91.23 by notifying by telephone or in person the Sacramento FAA Flight Standards District Office at least forty-eight (48) hours prior to the first flight under this Agreement.

LESSOR CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS AND THAT ALL APPLICABLE REQUIREMENTS FOR THE AIRCRAFT'S MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET AND ARE VALID FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

LESSEE, WHOSE ADDRESS APPEARS IN PARAGRAPH 13 ABOVE AND WHOSE AUTHORIZED SIGNATURE APPEARS BELOW, AGREES, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, A QUALIFIED PILOT, WHO MAY BE AN EMPLOYEE OF LESSEE, SHALL BE KNOWN AS, CONSIDERED AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT AND THAT LESSEE UNDERSTANDS ITS RESPONSIBILITIES TO INSURE ITS PILOT COMPLIES WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be duly executed on the date first set forth above.

LESSEE:

FIRSTGOLD CORP.

By:	/s/ James Kluber
James Kluber
Its: Chief Financial Officer

LESSOR:

By:	/s/ A. Scott Dockter
A. SCOTT DOCKTER

EXHIBIT A

FIRSTGOLD CORP.

AIRCRAFT SUBJECT TO TIME SHARING AGREEMENT

Each of the undersigned is a party to the Time Sharing Agreement dated _____________________, 2007, by and between Firstgold Corp. ("Lessee"), and A. Scott Dockter ("Lessor") (collectively the "Parties"), and agrees that from and after the date below, until this Exhibit A shall be superseded and replaced through agreement of the Parties or the Time Sharing Agreement shall be terminated pursuant to its terms, the Aircraft described below shall constitute the "Aircraft" described in and subject to the terms of the Time Sharing Agreement.

Manufacturer's Serial Number - 1981 Cessna - Centurion P-210

FAA Registration Number - N168SQ

Engine Model - Io-540

Dated: December 1, 2006

LESSEE:

FIRSTGOLD CORP.

By:	/s/ James Kluber
James Kluber
Its: Chief Financial Officer

LESSOR:

By:	/s/ A. Scott Dockter
A. SCOTT DOCKTER